UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – FEBRUARY 24TH , 2009

ECOLOCAP SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51213	20-0909393

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

740, St-Maurice Street
Suite 102
Montreal H3C 1L5
(Address of principal executive offices)

(514) 876-3907
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 25th, 2009, Mr. Michael J. Oliver resigned as a member of the Board of Directors of EcoloCap Solutions Inc. (the “Company”). Mr. Oliver served on the Company’s Board of Directors since October 23, 2008. Mr. Oliver did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

     On February 24th, 2009 Ms. Lim Ping Wai (“Cherry Lim”) resigned as a member of the Board of Directors of the Company. Cherry Lim served on the Company’s Board of Directors since June 30, 2008. Cherry Lim did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

     As of March 16, 2009, the Company’s Board of Directors ratified and approved the resignation of Mr. Oliver and Ms. Lim, and appointed Mr. Claude Pellerin as a member of the Board of Directors.

     Mr. Pellerin was member of the Board of Directors between June 17, 2005 and his resignation on October 20, 2008. Mr. Pellerin is a corporate attorney and a partner in the law firm of Kaufman Laramee LLP. Between December 2003 and July 2007 Mr. Pellerin was partner in the law firm of Hovington Pellerin S.e.n.c. Since 2002, Mr. Pellerin has served as Director, President, Treasurer and Secretary of Capex Investments (Canada) Limited, an investments and financing corporation based in Montreal, Quebec. From 2001-2002, Mr. Pellerin served as a Secretary for Equilar Capital Corporation, an Ontario Corporation listed on the Toronto Stock exchange. Between 2002 and 2004, Mr. Pellerin served as Vice President for legal affairs for Manaris Corporation, a Nevada corporation listed on the OTCBB.

     Since 2003, Mr. Pellerin has served as Secretary of Gourmet Flash Inc., a Quebec corporation, and from 2004-2005 served as a Director to Canadian Security Agency (2004) Inc. Mr. Pellerin served as the Company's President, Secretary and Treasurer from June 17, 2005 until August 19, 2005, at which time he resigned as an officer but remained a director of the Company until his resignation on October 20, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2009

ECOLOCAP SOLUTIONS, INC.

By: CLAUDE PELLERIN
       Claude Pellerin
       Director